EXHIBIT 99.1

Press Release

For More Information Contact:
Michael M. Ciaburri
President and Chief Executive Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Third Quarter Results

New Haven, Connecticut (October 24, 2007) – Southern Connecticut Bancorp, Inc. (“Company”), (AMEX:SSE), the holding company for the Bank of Southern Connecticut, today reported results for the three and nine months ended September 30, 2007.

For the quarter ended September 30, 2007, the Company reported a net loss of $(143,000) or $(0.05) per diluted share versus a loss of $(55,000) or $(0.02) per diluted share for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, the Company reported a net loss of $(134,000) or $(0.05) per diluted share compared to a net loss of $(218,000) or $(0.07) per diluted share for the nine months ended September 30, 2006.  The loss in the current quarter is primarily the result of  a provision for loan losses of $319,000 during the quarter.

For the quarter ended September 30, 2007, interest income totaled $2,409,000, compared to $1,843,000, an increase of $566,000 or 31%, over the same period during 2006. Interest expense for the quarter ended September 30, 2007 was $884,000 versus $566,000 for the quarter ended September 30, 2006. Net interest income for the quarter ended September 30, 2007 was $1,525,000 compared to $1,277,000, an increase of $248,000 or 19%, versus the same quarter of 2006. The Company’s net interest margin for the quarter ended September 30, 2007 was 4.98% versus 5.38% for the quarter ended September 30, 2006.

During the quarter ended September 30, 2007 the Company’s subsidiary, the Bank of Southern Connecticut, (the “Bank”) determined the need to record a provision for loan losses of $319,000, of which $241,000 was related to the charge-off of The Bank’s exposure in one commercial credit. The provision was deemed necessary based on management’s review of the loan portfolio and this specific loan.  Management continually reviews the make up of its loan portfolio and where appropriate adjusts the level of the allowance for loan losses based on its assessment.

At September 30, 2007, the allowance for loan losses stood at $1,165,000, representing 1.30% of total loans, compared to $ 1,063,000 or 1.39% of total loans on December 31, 2006. Total non-performing loans at September 30, 2007 were $530,000 compared to $302,000 at December 31, 2006.

Non-interest income totaled $226,000 for the quarter ended September 30, 2007, a decline of $31,000 compared to the same quarter of 2006. The decline is attributable to gains and fees on SBA loans of $73,000 recorded during the third quarter of 2006. Non-interest expense totaled $ 1,575,000 for the quarter ended September 30, 2007 versus $1,437,000 for the same period in 2006, an increase of $138,000.

Total assets at September 30, 2007 were $130,625,000, an increase of $6,362,000 or 5% versus December 31, 2006 when assets totaled $124,263,000. Net loans increased to $88,638,000 compared to $75,306,000 at December 31, 2006, representing an increase of 18% or $13,332,000, while deposits totaled $107,475,000 versus $101,274,000, a $6,201,000 increase when compared to December 31, 2006.

During the third quarter, the Company bolstered its management team with the promotion of John H. Howland to the position of Chief Operating Officer, replacing Michael M. Ciaburri, who previously held the position.  Mr. Howland previously served, for the past two years, as Chief Administrative Officer of the Company.

Michael M. Ciaburri, President and Chief Executive Officer commented, “Despite the loss in the current quarter, we are very encouraged with the continuing development and success of our operations in terms of growth in loans and deposits, as well as maintaining a very healthy net interest margin.”

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates five branches, two in New Haven, Connecticut, one in Branford, Connecticut, one in North Haven, Connecticut, and one in New London, Connecticut.

Southern Connecticut Bancorp was formed in 2000 by a group led by Joseph V. Ciaburri, a prominent, long-time resident of the New Haven area.  Mr. Ciaburri started in banking in 1947, and has served as a senior executive for several leading financial institutions in Connecticut during his career.  Prior to forming Southern Connecticut Bancorp, Mr. Ciaburri had retired as the President and Chief Executive Officer of The Bank of New Haven, a New Haven-based commercial bank he founded in 1979 (The Bank of New Haven was acquired by Citizens Bank of Rhode Island in 1996.)  Mr. Ciaburri’s son, Michael, is now the President and CEO of the Company and The Bank of Southern Connecticut.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

SOUTHERN CONNECTICUT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2007	2006
Assets
Cash and due from banks	$4,453,352	$5,821,084
Federal funds sold	16,700,000	22,700,000
Short-term investments	7,693,707	6,288,663
Cash and cash equivalents	28,847,059	34,809,747

Available for sale securities	7,195,754	8,054,821
Federal Home Loan Bank Stock	66,100	66,100
Loans receivable (net of allowance for loan losses)	88,638,314	75,306,255
Loans held for sale	57,588	118,223
Accrued interest receivable	546,718	467,698
Premises and equipment, net	4,177,440	4,424,828
Other assets	1,095,551	1,014,873
Total assets	$130,624,524	$124,262,545

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$28,444,026	$29,463,030
Interest bearing deposits	79,030,868	71,810,490
Total deposits	107,474,894	101,273,520

Repurchase agreements	689,769	883,603
Accrued expenses and other liabilities	850,812	585,445
Capital lease obligations	1,187,237	1,188,128
Total liabilities	110,202,712	103,930,696

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, no par value; 500,000 shares authorized;
none issued
Common stock, par value $.01; 5,000,000, shares authorized;
(Shares outstanding: 2007- 2,946,182; 2006-2,941,297)	29,462	29,413
Additional paid-in capital	24,231,050	24,147,883
Accumulated deficit	(3,595,370)	(3,477,577)
Current Earnings (Loss)	(133,839)	(117,793)
Accumulated other comprehensive loss – net unrealized
loss on available for sale securities	(109,491)	(250,077)
Total stockholders' equity	20,421,812	20,331,849

Total liabilities and stockholders' equity	$130,624,524	$124,262,545

SOUTHERN CONNECTICUT BANCORP,INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2007 and 2006 (unaudited)

	Three Months Ended		Nine Months Ended
	September		September
	2007	2006	2007	2006
Interest Income
Interest and fees on loans	$2,004,997	$1,507,958	$5,574,987	$4,187,360
Interest on securities	65,331	78,715	195,640	234,879
Interest on federal funds sold and short-term investments	339,171	256,617	1,010,950	576,095
Total interest income	2,409,499	1,843,290	6,781,577	4,998,334

Interest Expense
Interest on deposits	837,803	516,872	2,395,799	1,333,285
Interest on capital lease obligations	43,978	43,713	131,782	130,894
Interest on repurchase agreements	2,244	5,484	6,739	13,096
Total interest expense	884,025	566,069	2,534,320	1,477,275

Net interest income	1,525,474	1,277,221	4,247,257	3,521,059

Provision for Loan Losses	319,218	152,334	446,462	256,809
Net interest income after
provision for loan losses	1,206,256	1,124,887	3,800,795	3,264,250

Noninterest Income:
Service charges and fees	171,448	134,410	452,450	353,161
Gains and fees from sales and referrals of SBA loans	-	73,012	45,286	124,033
Losses on sales of available for sale securities	-	-	-	-
Other noninterest income	54,434	49,908	248,824	157,169
Total noninterest income	225,882	257,330	746,560	634,363

Noninterest Expense
Salaries and benefits	774,420	810,536	2,600,138	2,237,446
Occupancy and equipment	202,052	206,485	634,582	556,766
Professional services	267,845	102,789	526,298	360,001
Data processing and other outside services	102,639	84,201	313,218	257,644
Advertising and promotional expense	7,364	51,098	19,213	171,847
Forms, printing and supplies	20,795	38,847	59,961	103,276
FDIC Insurance	30,625	6,783	94,097	19,914
Other operating expenses	169,143	136,415	433,687	410,171
Total noninterest expenses	1,574,883	1,437,154	4,681,194	4,117,065

Net (loss) income	$(142,745)	$(54,937)	$(133,839)	$(218,452)

Basic (Loss) Income per Share	$(0.05)	$(0.02)	$(0.05)	$(0.07)
Diluted (Loss) Income per Share	$(0.05)	$(0.02)	$(0.05)	$(0.07)

Dividends per Share	$-	$-	$-	$-

Average Shares:
Basic Income (Loss)	2,944,366	2,939,593	2,938,419	2,937,822
Diluted Income (Loss)	2,944,366	2,939,593	2,938,419	2,937,822